UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2007

CHARYS HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-18292	54-2152284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415

ATLANTA, GEORGIA  30338

(Address of principal executive offices)

(678) 443-2300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective as of April 1, 2007, Michael D. Brown, former Under Secretary of U.S. Homeland Security and a current member of the Board of Directors of Charys Holding Company, Inc. (“Charys”), entered into a Consulting Agreement (the “Consulting Agreement”) with Cotton Commercial USA LP (“Cotton Commercial”), a subsidiary of Charys.  A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Consulting Agreement, Mr. Brown will provide, on a non-exclusive basis, Cotton Commercial with strategic planning, government relations, lobbying, marketing, investor relations and management consulting services.  The term of the Consulting Agreement is twelve months, during which Mr. Brown will receive for his services a retainer fee of $10,000 per month plus reimbursement for reasonable expenses.  Mr. Brown will also be entitled to receive certain commissions based on his performance as set forth in the Consulting Agreement.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1	Consulting Agreement, effective as of April 1, 2007, between Michael D. Brown and Cotton Commercial USA LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARYS HOLDING COMPANY, INC.

Date: April 5, 2007	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, effective as of April 1, 2007, between Michael D. Brown and Cotton Commercial USA LP.